SECOND AMENDMENT TO LOAN AGREEMENT

This Second Amendment to Loan Agreement is made and entered into to be effective as of the 23rd day of February, 2009 (the "Effective Date"), by and between Thelma G. Gault, an individual ("Mrs. Gault") whose address is 91 Shelby Street, Eminence, Kentucky, 40019, and The Guitammer Company, an Ohio corporation ("Guitammer"), whose address is P.O. Box 82, Westerville, Ohio, 43086.

Recitals

WHEREAS, Guitammer and Mrs. Gault previously entered into a certain Loan Agreement dated as of May 5, 2003, and amended on January 3, 2008 (the "Loan Agreement") pursuant to which Mrs. Gault loaned money to Guitammer; and

WHEREAS, Guitammer and Mrs. Gault now desire to amend the terms of the Loan Agreement as set forth herein.

NOW, THEREFORE, for and in consideration of the premises described above and the mutual promises contained herein, the parties hereto hereby agree that the Loan Agreement is hereby amended as follows:

Section 6 of the Loan Agreement is hereby amended by the addition of a new paragraph at the end thereof, to read as follows:

> "Notwithstanding the foregoing provisions of this Section 6, Thelma Gault agrees to subordinate her security interest in Guitammer's inventory, accounts receivable, and the proceeds thereof to the security interest granted in such assets by Guitammer to Walter J. Doyle, Trustee of the Walter J. Doyle Trust dated February 5, 1992, and Francine T. Jacobs, Trustee of the Revocable Trust Created by Julie E. Jacobs under Agreement dated November 25, 1999, in conjunction with a Credit Facilitation Agreement that is intended to provide Guitammer with working capital by allowing the financing of inventory and accounts receivable."

All terms and conditions of the Loan Agreement not expressly modified herein shall continue in full force and effect.

To indicate their understanding of, and agreement to, the terms of this Agreement, the parties have executed this Agreement on the dates set forth beside their names, to be effective as of the Effective Date.

Date: 3/5/09

Thelma Gault

Thelma G. Gault

THE GUITAMMER COMPANY, an Ohio corporation

Date: 3/6/09

By: Mark A. Luden

Mark A. Luden, President